EXHIBIT C

                           NOTICE OF INTENT TO TENDER

                                    Regarding

                         MULTI-STRATEGY SERIES M SHARES

                                       or

                         MULTI-STRATEGY SERIES G SHARES

                                       of

                        CITIGROUP ALTERNATIVE INVESTMENTS
                     MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

       Tendered Pursuant to the Offer to Purchase Dated December 27, 2006

                THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED
            BY CAI INVESTING SERVICES BY THURSDAY, JANUARY 25, 2007.


                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                 AT 12:00 MIDNIGHT, NEW YORK TIME, ON THURSDAY,
                 JANUARY 25, 2007, UNLESS THE OFFER IS EXTENDED.


       Complete this Notice of Intent to Tender and Return or Deliver to:

                             CAI Investing Services
                        731 Lexington Avenue, 27th Floor
                               New York, NY 10022


                             Attn: Gregory Cecchini


                           For additional information:

                              Phone: (212) 783-1312

                               Fax: (212) 783-1044
                                    (212) 783-1058


           You may also direct questions to your financial consultant.

Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

     The undersigned hereby tenders to Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Company"), the shares of limited liability company interests in the Company ("Shares") (such Shares designated as either "Multi-Strategy Series M" Shares or "Multi-Strategy Series G" Shares) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated December 27, 2006 ("Offer"), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     All Multi-Strategy Series M Members will become Multi-Strategy Series G Members, and Multi-Strategy Series M will be liquidated pursuant to a reorganization and merger expected to be completed as of December 31, 2006. Tenders received from current Members of Multi-Strategy Series M after the date the reorganization and merger is completed will be processed as if those persons are Members of Multi-Strategy Series G.

     The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Shares tendered hereby.

     A promissory note for the purchase price will be held in the undersigned's account with his or her authorized placement agent designated for this purpose. Subsequently, any cash payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer to the same account. The undersigned understands that the purchase price will be based on the unaudited Series net asset value per Share as of March 30, 2007, or, if the Offer is extended as to a Series, such later date as described in Section 3 of the Offer to Purchase. The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

     All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable. A form to use to give notice of withdrawal of a tender is available upon request.

     PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO: CAI INVESTING SERVICES, 731 LEXINGTON AVENUE, 27TH FLOOR, NEW YORK, NY 10022, ATTN: GREGORY CECCHINI. FOR ADDITIONAL INFORMATION: PHONE (212) 783-1312 FAX: (212) 783-1044 OR (212) 783-1058.


PART 1.  NAME AND ADDRESS (PLEASE COMPLETE; JOINT OWNERS SHOULD
         COMPLETE FOR EACH):

         Name of Member:      ________________________________________________

         Social Security No.
         or Taxpayer
         Identification No.: __________________

         Telephone Number:   __________________


         Name of Joint Member:_______________________________________________

         Social Security No.
         or Taxpayer
         Identification No.: __________________

         Telephone Number:   __________________


PART 2.  SHARES BEING TENDERED (PLEASE SPECIFY
         SERIES AND DOLLAR AMOUNT):

Such tender is with respect to (specify one):

         /_/    Multi-Strategy Series M Shares.

         /_/    Multi-Strategy Series G Shares.

Such tender is with respect to (specify one):

         /_/    All of the undersigned's Shares of the specified Series.

         /_/ A portion of the undersigned's Shares of the specified Series expressed as a specific dollar amount.

                $_______

         A minimum Series account balance of $25,000 (or any lower amount equal to a Member's initial Series subscription amount net of placement fees) must be maintained after taking into account this tender (the "Required Minimum Balance"). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's Series account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.  PAYMENT.

         CASH PAYMENT

         Cash payments will be wire transferred to the account from which the undersigned's most recent subscription funds as to the specified Series were debited. Please confirm that account number:

                ------------------------------------------------

                ------------------------------------------------
                              Account Number

         PROMISSORY NOTE

         The promissory note will be held in the undersigned's account referenced above. A copy may be requested by calling (212) 783-1312 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.


PART 4. SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.



------------------------------------       -------------------------------------
Signature                                  Signature
(SIGNATURE SHOULD APPEAR                   (SIGNATURE SHOULD APPEAR
EXACTLY AS ON YOUR                         EXACTLY AS ON YOUR
SUBSCRIPTION AGREEMENT)                    SUBSCRIPTION AGREEMENT)


------------------------------------       -------------------------------------
Print Name of Member                       Print Name of Member


------------------------------------       -------------------------------------
Title (if applicable)                      Title (if applicable)

Date:                                      Date:
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